UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 3, 2018
____________________
BARNES & NOBLE, INC.
(Exact name of registrant as specified in its charter)
Delaware	1-12302	06-1196501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
122 Fifth Avenue
New York, New York 10011
(Address of principal executive offices) (zip code)
(212) 633-3300
(Registrant’s telephone number, including area code)
_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreement.
The Board of Directors (the “Board”) of Barnes & Noble, Inc. (the “Company”) declared a dividend, payable to stockholders of record on October 13, 2018 (the “Record Date”), of one right (a “Right”) per each share of outstanding Common Stock of the Company, par value $0.001 per share (“Common Stock”), to purchase 1/1,000th of a share of Series K Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Stock”), at a price of $24.00 per share (such amount, as may be adjusted from time to time as provided in the Rights Agreement, the “Purchase Price”).  In connection therewith, on October 3, 2018, the Company entered into a Rights Agreement (as the same may be amended from time to time, the “Rights Agreement”) with Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”).
The following summary of the Rights Agreement is a general description only and is qualified in its entirety by the full text of the Rights Agreement which is attached as Exhibit 4.1 hereto and incorporated by reference herein.
Effectiveness.  The Rights Agreement became effective on October 3, 2018 (the “Effective Date”).  Upon and following the Effective Date, Rights will be issued in respect of all outstanding shares of Common Stock on the Record Date, and for all shares of Common Stock issued after the Record Date and, subject to the next sentence, prior to the earliest of the Distribution Date (as defined below), the redemption of the Rights or the Expiration Date (as defined below).  Rights may be distributed with respect to shares of Common Stock issued after the Distribution Date only in certain limited circumstances as described in the Rights Agreement (such as the issuance of Common Stock pursuant to stock options, employee compensation or benefit plans and convertible securities).
Term.  The Rights will expire 364 days following the date the Rights Agreement was entered into (the “Expiration Date”), unless earlier redeemed or canceled by the Company as provided below.
Exercisability.  Initially, the Rights will not be exercisable.  Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and become exercisable following the earlier of (such earlier date, the “Distribution Date”):
—
the date that is 10 business days from the earlier of (x) the public announcement that a person or group of affiliated or associated persons has become an Acquiring Person (as defined below) or (y) a majority of the Board becoming aware that a person or group of affiliated or associated persons has become an Acquiring Person, and

—
the date, if any, as may be designated by the Board following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer by any person (other than the Company and certain of its affiliates) for outstanding shares of Common Stock, if upon consummation of such tender or exchange offer such person could be the beneficial owner of 20% of the outstanding shares of Common Stock (the earlier of such dates being called the “Distribution Date”).

Except in certain situations, a person or group of affiliated or associated persons becomes an “Acquiring Person” upon acquiring beneficial ownership of 20% or more of the outstanding shares of Common Stock (or, in the case of any person with beneficial ownership of more than 20% at the time the Rights Agreement is entered into, any additional Common Stock is acquired by such person (except upon exercise of certain stock options or vesting of restricted shares)). Certain synthetic interests in securities created by derivative positions are treated as beneficial ownership of the number of shares of the Common Stock equivalent to the economic exposure created by the derivative security, to the extent actual shares of Common Stock are directly or indirectly beneficially owned by a counterparty to such derivative security.

Rights Certificates and Detachability.  Prior to the Distribution Date, the Rights will be represented by the certificates for shares of Common Stock, and the Rights will be transferable only with the related Common Stock certificates and will be automatically transferred with any transfer of the related Common Stock.  After the Distribution Date, the Rights will “detach” from the Common Stock and will be separately transferable.

Terms of Preferred Stock.  The terms of the Preferred Stock issuable upon exercise of the Rights are designed so that each 1/1,000th of a share of Preferred Stock is entitled to participate in dividends and other distributions on an equivalent basis with one whole share of the Common Stock of the Company.  In addition, the Preferred Stock has certain minimum dividend and liquidation rights.  The terms of the Preferred Stock do not include the right to vote.
Dilution Adjustments.  The amount of Preferred Stock issuable upon exercise of the Rights is subject to adjustment by the Board in the event of any change in the Common Stock or Preferred Stock, whether by reason of stock dividends, stock splits, reclassifications, recapitalizations, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Stock, Preferred Stock or otherwise.
The Flip-In Provision.  Subject to future amendment of the Rights Agreement, at such time as any person or group becomes an Acquiring Person, the holder of each Right will thereafter have the right to receive, upon exercise of the Right and the payment of the Purchase Price, that number of 1/1,000ths of a share of Preferred Stock equal to the number of shares of Common Stock which at the time of the applicable triggering transaction would have a market value of twice the Purchase Price.  However, any Rights that are or previously were beneficially owned by an Acquiring Person, on or after the Distribution Date, will become null and void and will not be subject to the “flip-in” provision.
The Flip-Over Provision.  In the event the Company is acquired in a merger or other business combination by an Acquiring Person, or 50% or more of the Company’s assets are sold to an Acquiring Person, each Right will entitle its holder to purchase common shares in the surviving entity at 50% of market price (subject to exceptions if the surviving entity does not have common shares registered under the Exchange Act of 1934, as further described in the Rights Agreements).  As with the “flip-in” provision, any Rights that are or previously were beneficially owned by an Acquiring Person on or after the Distribution Date will become null and void.
Exchange.  After any person or group becomes an Acquiring Person, the Board may elect to exchange each Right (other than Rights owned by an Acquiring Person) for consideration per Right consisting of one share of Common Stock (or Common Stock equivalent).
Redemption.  The Rights are redeemable by the Board at a redemption price of $0.001 per Right (the “Redemption Price”) any time prior to the earlier of (i) the Distribution Date and (ii) the Expiration Date.  Immediately upon the action of the Board ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
Amendment.  At any time that the Rights are redeemable, the Company may, without the approval of any holder of the Rights, supplement or amend any provision of the Rights Agreement (including the date on which a Distribution Date shall occur, the amount of the Purchase Price, the definition of “Acquiring Person” or the time during which the Rights expire or may be redeemed), except that no supplement or amendment may be made which reduces the Redemption Price of the Rights.
Voting.  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Item 3.03	Material Modification to Rights of Security Holders.
The information set forth under Item 1.01 below is incorporated by reference into this Item 3.03.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement, the Board approved a Certificate of Designation of Series K Preferred Stock (the “Certificate of Designation”).  The Company filed the Certificate of Designation with the Secretary of State of the State of Delaware on October 3, 2018.  A copy of the Certificate of Designation is attached as Exhibit 3.1 and is incorporated herein by reference.  The information set forth under Item 1.01 above is incorporated herein by reference into this Item 5.03.
Item 8.01	Other Events.

On October 3, 2018, the Company issued a press release announcing the adoption of the Rights Agreement and the declaration of the dividend of the Rights. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.
Item 9.01          Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description

3.1	Form of Certificate of Designation of Series K Preferred Stock of Barnes & Noble, Inc.
4.1	Rights Agreement, dated as of October 3, 2018, between Barnes & Noble, Inc. and Computershare Trust Company, N.A., as Rights Agent.
99.1	Barnes & Noble, Inc. Press Release dated October 3, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2018

BARNES & NOBLE, INC.

By:	/s/ Bradley A. Feuer
Bradley A. Feuer
Vice President, General Counsel & Corporate Secretary